Item 77D

SCUDDER NEW ASIA FUND, INC.

Scudder New Asia Fund, Inc. changed its name-related investment policy. Prior to May 1, 2002, the Fund's policy stated that the Fund, under normal conditions, invests at least 65% of the Fund's total assets will be invested in equity securities of "Asian Companies". (This is a fundamental policy.) Asian Companies are companies that (i) are organized under the laws of, and have securities traded in a market within, China, Hong Kong, India, Indonesia, Japan, Korea, Malaysia, Pakistan, the Philippines, Singapore, Sri Lanka, Taiwan, or Thailand, or any country in the Asian region that in the future permits foreign investors to participate in its stock markets (collectively, "Asian Countries"), or (ii) regardless of where organized, derive at least 50% of their revenues from business in Asian Countries. Up to 35% of the Fund's total assets may be invested, subject to certain restrictions, in equity securities of (i) companies organized in any other country in Asia which is not defined as an Asian Country as well as Australia and New Zealand, (ii) companies, regardless of where organized, which the Investment Manager believes derive, or will derive, at least 25% of their revenues from business in or with such countries, (iii) debt securities denominated in the currency of an Asian Country or issued or guaranteed by an Asian Company or the government of an Asian Country ("Asian Debt Securities") in each case rated A or better by Moody's Investors Services, Inc. ("Moody's") or Standard & Poor's Corporation ("Standard & Poor's") or, if unrated, of comparable quality as determined by the Investment Manager, (iv) Asian Debt Securities rated as low as B by Moody's or Standard & Poor's or, if unrated, of comparable quality as determined by the Investment Manager, limited, as a matter of nonfundamental policy, to no more than 10% of the Fund's total assets, and (v) short-term debt securities of the type described under "Investment Objective and Policies - Temporary Investments" (in the Fund's Registration Statement).

The strategy was revised as follows: Under normal conditions, at least 80% of the Fund's net assets, plus the amount of any borrowings for investment purposes, will be invested in "Asian Securities." Asian Securities are (i) equity securities of (a) companies that are organized under the laws of, and have securities traded in a market within, any Asian country, or (b) regardless of where organized, derive at least 50% of their revenues from business in any one or more Asian countries, and (ii) subject to certain limitations, debt securities denominated in the currency of any Core Asian Country (as defined below) or issued or guaranteed by any Core Asian Company (as defined below) or the government of any Core Asian Country ("Asian Debt Securities").

In addition, under normal conditions, at least 65% of the Fund's total assets will be invested in equity securities of "Core Asian Companies." Core Asian Companies are companies that (i) are organized under the laws of, and have securities traded in a market within, China, Hong Kong, India, Indonesia, Japan, Korea, Malaysia, Pakistan, the Philippines, Singapore, Sri Lanka, Taiwan, or Thailand, or any other country in the Asian region that in the future permits foreign investors to participate in its stock markets ("Core Asian Countries"), or (ii) regardless of where organized, derive at least 50% of their revenues from business in Core Asian Countries.

Up to 35% of the Fund's total assets may be invested, subject to certain restrictions, in equity securities of (i) companies organized in any other country in Asia which is not defined as a Core Asian Country as well as Australia and New Zealand, (ii) companies, regardless of where organized, which the Investment Manager believes derive, or will derive, at least 25% of their revenues from business in or with such countries, (iii) Asian Debt Securities rated A or better by Moody's Investors Services, Inc. ("Moody's") or Standard & Poor's Corporation ("Standard & Poor's") or, if unrated, of comparable quality as determined by the Investment Manager, (iv) Asian Debt Securities rated as low as B by Moody's or Standard & Poor's or, if unrated, of comparable quality as determined by the Investment Manager, limited, as a matter of nonfundamental policy, to no more than 10% of the Fund's total assets, and (v) short-term debt securities of the type described under "Investment Objective and Policies - Temporary Investments" (in the Fund's Registration Statement).